Exhibit 10.8

FIRST AMENDMENT TO EMPLOYMENT AGREEMENT

This FIRST AMENDMENT TO EMPLOYMENT AGREEMENT (this “Amendment”), dated as of the 28th day of August, 2008, by and between MTR Gaming Group, Inc., a Delaware corporation having its principal office at State Route 2 South, Chester, West Virginia 26034, together with all of its subsidiaries whether now existing or hereafter formed or acquired (collectively, the “Company”), and Edson R. Arneault, One Riverside Drive, New Cumberland, West Virginia (the “Executive”).

WHEREAS, the Executive is employed by the Company in the capacity of President and Chief Executive Officer pursuant to an Employment Agreement between the Company and the Executive dated October 18, 2006 (the “Employment Agreement”); and

WHEREAS, the Employment Agreement provides  that the Executive shall have the non-transferable right, exercisable until September 1, 2008, to purchase the house and real property located at One Riverside Drive, New Cumberland, West Virginia, and/or certain surrounding acreage acquired by the Company in 2004 and described on Schedule 4(j) of the Employment Agreement; and

WHEREAS, the Executive and the Company desire to extend the date by which the Executive must exercise his right to purchase the above-described house, real property and surrounding acreage from September 1, 2008 to September 8, 2008.

Now, therefore, the parties, in reliance upon the mutual promises and covenants herein contained, do hereby agree as follows:

1.                                       Recitals.  The recitals as set forth above are hereby incorporated herein by reference as though more fully set forth.

2.                                       Amendment to Section 4(k) of the Employment Agreement.  Section 4(k) of the Agreement is hereby amended by replacing each reference therein to “September 1, 2008” with “September 8, 2008”.

3.                                       No Further Modifications.  Except to the extent expressly set forth herein, this Amendment does not modify the terms and conditions of the Employment Agreement, and the terms and conditions of the Employment Agreement (as expressly modified herein) shall remain in full force and effect.

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IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the day and year first above written.

MTR GAMING GROUP, INC.

/s/ Edson R. Arneault	/s/ Donald J. Duffy
Edson R. Arneault	Donald J. Duffy,
Chairman of the Compensation
Committee

/s/ LC Greenwood
LC Greenwood,
Member of the Compensation
Committee

/s/ Edson R. Arenault
Edson R. Arenault
President and Chief Executive
Officer